Exhibit 99.1

Eastern Virginia Bankshares, Inc. Releases First Quarter 2017 Results

GLEN ALLEN, Va., April 24, 2017 /PRNewswire/ -- Eastern Virginia Bankshares, Inc. (NASDAQ: EVBS) (the "Company" or "Eastern Virginia"), the one bank holding company of EVB (the "Bank"), reported today its results of operations for the three months ended March 31, 2017.

Performance Summary

	Three Months Ended March 31,
(dollars in thousands, except per share data)	2017	2016
Net income	$ 1,780	$ 2,227
Basic and diluted net income per common share	$ 0.10	$ 0.12
Return on average assets (annualized)	0.51%	0.70%
Return on average common shareholders' equity (annualized)	6.52%	8.34%
Net interest margin (tax equivalent basis)(1)	3.66%	3.78%

(1) For more information on the calculation of net interest margin on a tax equivalent basis, see the average balance sheet and net interest margin analysis for the three month periods ended March 31, 2017 and 2016 contained in this release.

The Company's results for the three months ended March 31, 2017 were directly impacted by increases in the average balances of loans, interest-bearing deposits and short-term borrowings. Loan yields decreased 9 basis points for the three months ended March 31, 2017 as compared to the same period in 2016, largely due to intense competition for commercial loans in the Richmond and Tidewater markets. Rates paid on interest-bearing deposits increased 9 basis points primarily due to a promotional rate offered on money market savings accounts.

In connection with the previously disclosed pending merger of equals with Southern National Bancorp of Virginia, Inc. ("Southern National"), the Company incurred $478 thousand in merger and merger related expenses during the three months ended March 31, 2017. Also, as previously disclosed, and related to the Company's continued commitment to drive operating efficiencies and reduce noninterest expenses, during the fourth quarter of 2016 the Company implemented a hiring freeze. In connection with this hiring freeze, through attrition and other job eliminations, the Company reduced the number of its full-time equivalent employees by 27 between December 1, 2016 and March 31, 2017. The Company currently expects this initiative to reduce salaries and employee benefits expense by approximately $1.4 million on an annualized basis.

In announcing these results, Joe A. Shearin, President and Chief Executive Officer commented, "I am pleased with our Company's growth and profitability for the first quarter of 2017. During the first quarter of 2017, we generated loan growth of 3.7% as compared to 17.9% over the trailing twelve months, which again outpaced our internal targets. Net income decreased by 20.1% during the first quarter of 2017 as compared to the same period of 2016 and was primarily driven by a lower net interest margin, higher current period expenses, including those related to our pending merger with Southern National, and partially offset by higher net interest income. The lower net interest margin was driven by lower yields on loans and higher costs on interest-bearing deposits, while the overall increase in net interest income was primarily due to our strong loan growth. Current period expenses included $478 thousand related to our pending merger with Southern National, $165 thousand in severance costs associated with our hiring freeze and job eliminations, and a $194 thousand loss on the sale of one other real estate owned property. Excluding these non-recurring expenses, our overall profitability for the first quarter of 2017 improved when compared to the same period of 2016."

Shearin continued, "We continue to be very excited and focused on our pending merger of equals with Southern National and the combination of EVB with Southern National's wholly owned subsidiary Sonabank. Both banks are working diligently to incorporate best practices and processes, and making great progress towards creating an outstanding organizational structure and strong banking franchise. To date we have received all necessary regulatory approvals to proceed with the merger, and earlier this month Southern National filed a registration statement on Form S-4 with the SEC, which included a joint proxy statement and a preliminary prospectus. We are very excited about the future prospects and synergies of our combined organization and look forward to maximizing the potential of this combined franchise. I am also pleased to announce that the Board of Directors declared another cash dividend of $0.03 per share of common stock and Series B Preferred Stock payable on May 19, 2017 to shareholders of record as of May 5, 2017."

For the three months ended March 31, 2017, the following were significant factors in the Company's reported results:

  Increase in net interest income of $931 thousand from the same period in 2016 principally due to an increase in interest and fees on loans driven primarily by loan growth, partially offset by decreases in interest income on taxable investment securities and increases in interest expense associated with our deposits and short-term borrowings;
  Net interest margin (tax equivalent basis) decreased 12 basis points from the same period in 2016 primarily due to a decrease in the yield earned on average loans, higher average balances of and rates paid on interest-bearing liabilities and a decrease in the average balances of and yields earned on investment securities, partially offset by an increase in average loans;
  Other real estate owned decreased by $1.0 million during the first quarter of 2017, primarily due to the sale of one property with a cost basis of $1.3 million;
  Performing troubled debt restructurings decreased from March 31, 2016 to March 31, 2017 by $4.5 million primarily due to the collection of principal on two previously restructured loans;
  Increase in salaries and employee benefits of $542 thousand from the same period in 2016, primarily due to merit increases, severance costs associated with our hiring freeze and job eliminations, staffing changes and increased incentive compensation expense related to improved financial performance;
  Marketing and advertising expenses decreased $228 thousand from the same period in 2016 due to the timing of advertising campaigns and other initiatives and a reduction in branding activities due to the pending merger with Southern National;
  Loss on sale of other real estate owned increased from the same period in 2016 primarily due to the sale of one property for $1.2 million for which the Company incurred a loss of $194 thousand;
  Merger and merger related expenses of $478 thousand were incurred during the first quarter of 2017 in connection with the pending merger with Southern National; and
  Other operating expenses increased $280 thousand from the same period in 2016, primarily due to increases in data processing expenses and director fees.

Operations Analysis

The following table presents average balances of assets and liabilities, the average yields earned on such assets (on a tax equivalent basis) and rates paid on such liabilities, and the net interest margin for the three months ended March 31, 2017 and 2016:

Average Balance Sheet and Net Interest Margin Analysis
(dollars in thousands)
	Three Months Ended March 31,
	2017			2016
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (1)	Balance	Expense	Rate (1)
Assets:
Securities
Taxable	$ 243,169	$ 1,377	2.30%	$ 251,217	$ 1,506	2.41%
Restricted securities	10,590	138	5.28%	8,984	115	5.15%
Tax exempt (2)	7,479	74	4.03%	10,508	100	3.84%
Total securities	261,238	1,589	2.47%	270,709	1,721	2.56%
Interest bearing deposits in other banks	20,600	27	0.53%	8,321	10	0.48%
Federal funds sold	1,473	2	0.55%	142	-	0.00%
Loans, net of unearned income (3)	1,042,747	12,417	4.83%	895,742	10,953	4.92%
Total earning assets	1,326,058	14,035	4.29%	1,174,914	12,684	4.34%
Less allowance for loan losses	(11,357)			(11,221)
Total non-earning assets	103,871			111,556
Total assets	$ 1,418,572			$ 1,275,249

Liabilities & Shareholders' Equity:
Interest-bearing deposits
Checking	$ 305,288	$ 295	0.39%	$ 303,348	$ 276	0.37%
Savings	109,696	51	0.19%	99,422	41	0.17%
Money market savings	220,396	409	0.75%	164,539	196	0.48%
Time deposits	248,277	599	0.98%	241,798	558	0.93%
Total interest-bearing deposits	883,657	1,354	0.62%	809,107	1,071	0.53%
Federal funds purchased and repurchase
agreements	4,737	6	0.51%	5,530	7	0.51%
Short-term borrowings	150,675	257	0.69%	114,696	122	0.43%
Junior subordinated debt	10,310	99	3.89%	10,310	88	3.43%
Senior subordinated debt	19,136	351	7.44%	19,033	351	7.42%
Total interest-bearing liabilities	1,068,515	2,067	0.78%	958,676	1,639	0.69%
Noninterest-bearing liabilities
Demand deposits	208,944			180,038
Other liabilities	8,766			7,591
Total liabilities	1,286,225			1,146,305
Shareholders' equity	132,347			128,944
Total liabilities and shareholders' equity	$ 1,418,572			$ 1,275,249

Net interest income (2)		$ 11,968			$ 11,045

Interest rate spread (2)(4)			3.51%			3.65%
Interest expense as a percent of
average earning assets			0.63%			0.56%
Net interest margin (2)(5)			3.66%			3.78%

Notes:
(1) Yields are annualized and based on average daily balances.
(2) Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%, with a
$22 adjustment for 2017 and a $30 adjustment in 2016.
(3) Nonaccrual loans have been included in the computations of average loan balances.
(4) Interest rate spread is the average yield on earning assets, calculated on a fully taxable basis, less the average rate incurred on interest-bearing liabilities.
(5) Net interest margin is the net interest income, calculated on a fully taxable basis, expressed as a percentage of average earning assets.

Interest Income and Expense

Net interest income and net interest margin

Net interest income in the first quarter of 2017 increased $931 thousand, or 8.5%, when compared to the first quarter of 2016. The Company's net interest margin (tax equivalent basis) decreased to 3.66%, representing a decrease of 12 basis points for the three months ended March 31, 2017 as compared to the same period in 2016. The decrease in the net interest margin (tax equivalent basis) was primarily due to a decrease in the yield earned on average loans, higher average balances of and rates paid on interest-bearing liabilities and a decrease in average balances of and yields earned on investment securities. These margin pressures were offset by increases in average loan balances. Total interest and dividend income increased 10.7% for the three months ended March 31, 2017 while total interest expense increased 26.1%, both as compared to the same period in 2016. The most significant factors impacting net interest income during the three month period ended March 31, 2017 were as follows:

Positive Impact:

  Increases in average loan balances, primarily due to organic loan growth and loan purchases, partially offset by lower loan yields.

Negative Impacts:

  Decreases in average balances of and yields earned on investment securities resulting from changes in the composition of the investment securities portfolio driven by the Company's liquidity needs;
  Increases in average interest-bearing deposit balances and rates paid, in each case primarily due to the Company offering a promotional rate for its money market savings accounts; and
  Increases in average short-term borrowings balances and rates paid, primarily due to loan growth outpacing deposit growth.

Loans

Average loan balances increased $147.0 million for the three months ended March 31, 2017, as compared to the same period in 2016, primarily due to organic loan growth and the purchase of $32.3 million in performing commercial, student and consumer loans between March 2016 and March 2017. Loan growth during the three months ended March 31, 2017 outpaced our internal targets. However, loan growth in our rural markets, especially with respect to consumer loans, remains weak while competition for commercial loans, especially in the Richmond and Tidewater markets, has been and we expect will continue to be intense given the historically low rate environment. Total average loans were 78.6% of total average interest-earning assets for the three months ended March 31, 2017, compared to 76.2% for the three months ended March 31, 2016.

Investment securities

Average total investment securities balances decreased by $9.5 million, or 3.5%, during the three months ended March 31, 2017, as compared to the same period in 2016. This decline was the result of management of the investment securities portfolio in light of the Company's liquidity needs, with proceeds provided by sales and pay downs of investment securities used primarily to fund loan growth, and unrealized losses on the available for sale investment securities portfolio. The Company remains committed to its long-term target of managing the investment securities portfolio to comprise 20% of the Company's total assets.

Interest-bearing deposits

Average total interest-bearing deposit balances and rates paid increased for the three months ended March 31, 2017, as compared to the same period in 2016, primarily due to the Bank offering a promotional rate on money market saving accounts and an increase in brokered and other time deposits obtained through a non-brokered listing service.

Borrowings

Average total borrowings increased for the three months ended March 31, 2017, as compared to the same period in 2016, primarily due to increased short-term borrowings. Average short-term borrowings increased for the three months ended March 31, 2017, as compared to the same period in 2016, due to additional FHLB advances taken to fund loan growth.

Noninterest Income

The following table depicts the components of noninterest income for the three months ended March 31, 2017 and 2016:

	Three Months Ended March 31,
(dollars in thousands)	2017	2016	Change $	Change %
Service charges and fees on deposit accounts	$ 743	$ 739	$ 4	0.5%
Debit card/ATM fees	417	397	20	5.0%
Gain on sale of available for sale securities, net	2	65	(63)	-96.9%
Gain (loss) on sale of bank premises and equipment	8	(4)	12	300.0%
Earnings on bank owned life insurance policies	150	159	(9)	-5.7%
Other operating income	242	195	47	24.1%
Total noninterest income	$ 1,562	$ 1,551	$ 11	0.7%

Key changes in the components of noninterest income for the three months ended March 31, 2017, as compared to the same period in 2016, are discussed below:

  Gain on sale of available for sale securities, net was lower as adjustments made in the prior year to the composition of the investment securities portfolio as part of the Company's overall asset/liability management strategy generated gains that were not repeated during the three months ended March 31, 2017; and
  Other operating income increased primarily due to higher earnings from the Bank's subsidiaries and its investment in Bankers Insurance, LLC, partially offset by losses from the Bank's investment in Southern Trust Mortgage, LLC. Other operating income also includes losses from the Bank's investment in housing equity funds.

Noninterest Expense

The following table depicts the components of noninterest expense for the three months ended March 31, 2017 and 2016:

	Three Months Ended March 31,
(dollars in thousands)	2017	2016	Change $	Change %
Salaries and employee benefits	$ 5,790	$ 5,248	$ 542	10.3%
Occupancy and equipment expenses	1,476	1,430	46	3.2%
Telephone	263	208	55	26.4%
FDIC expense	198	203	(5)	-2.5%
Consultant fees	155	222	(67)	-30.2%
Collection, repossession and other real estate owned	211	165	46	27.9%
Marketing and advertising	233	461	(228)	-49.5%
Loss on sale of other real estate owned	233	1	232	23200.0%
Impairment losses on other real estate owned	31	-	31	100.0%
Merger and merger related expenses	478	-	478	100.0%
Other operating expenses	1,761	1,481	280	18.9%
Total noninterest expenses	$ 10,829	$ 9,419	$ 1,410	15.0%

Key changes in the components of noninterest expense for the three months ended March 31, 2017, as compared to the same period in 2016, are discussed below:

  Salaries and employee benefits increased due to severance costs associated with our hiring freeze, job eliminations, and other staffing related changes, merit increases and increased incentive compensation and pension plan costs;
  Telephone expenses were higher due to additional expenses related to our data center relocation;
  Consultant fees decreased as certain engagements were completed in 2016 and were not repeated in 2017;
  Collection, repossession and other real estate owned expenses were higher due to an increase in equipment repossession and foreclosure activity;
  Marketing and advertising expenses were lower due to the timing of advertising campaigns and other marketing expenses and a reduction in branding activities related to the pending merger with Southern National;
  Loss on sale of other real estate owned incurred during the three months ended March 31, 2017 was primarily due to the sale of one property for $1.2 million for which the Company incurred a loss of $194 thousand;
  Impairment losses on other real estate owned incurred during the three months ended March 31, 2017 were the result of lowering the sales price on two properties;
  Merger and merger related expenses incurred during the three months ended March 31, 2017 were for legal fees and other costs associated with the pending merger with Southern National; and
  Other operating expenses increased primarily due to increases in data processing expenses, internet banking expenses, director fees, legal fees, franchise taxes, HELOC closing expenses, other losses and write offs and appraisal expenses.

Balance Sheet and Asset Quality

Balance Sheet

Key balance sheet components as of March 31, 2017 and December 31, 2016 are as follows:

	March 31,	December 31,
(dollars in thousands)	2017	2016	Change $	Change %
Total assets	$ 1,446,601	$ 1,398,593	$ 48,008	3.4%
Cash and due from banks	4,797	4,997	(200)	-4.0%
Interest bearing deposits with banks	16,648	11,919	4,729	39.7%
Securities available for sale, at fair value	230,593	219,632	10,961	5.0%
Securities held to maturity, at carrying value	26,230	27,956	(1,726)	-6.2%
Loans, net of unearned income	1,071,456	1,033,231	38,225	3.7%
Total deposits	1,146,655	1,051,361	95,294	9.1%
Total borrowings	158,811	208,225	(49,414)	-23.7%
Total shareholders' equity	132,943	131,200	1,743	1.3%

Key balance sheet components as of March 31, 2017 and 2016 are as follows:

	March 31,	March 31,
(dollars in thousands)	2017	2016	Change $	Change %
Total assets	$ 1,446,601	$ 1,286,185	$ 160,416	12.5%
Cash and due from banks	4,797	12,333	(7,536)	-61.1%
Interest bearing deposits with banks	16,648	3,067	13,581	442.8%
Securities available for sale, at fair value	230,593	236,496	(5,903)	-2.5%
Securities held to maturity, at carrying value	26,230	29,472	(3,242)	-11.0%
Loans, net of unearned income	1,071,456	908,950	162,506	17.9%
Total deposits	1,146,655	998,880	147,775	14.8%
Total borrowings	158,811	149,925	8,886	5.9%
Total shareholders' equity	132,943	130,514	2,429	1.9%

Asset Quality

The asset quality measures depicted below continue to reflect the Company's efforts to prudently charge-off loans as losses are identified and maintain an appropriate allowance for loan losses.

The following table depicts the net charge-off activity for the three months ended March 31, 2017 and 2016:

	Three Months Ended March 31,
(dollars in thousands)	2017	2016
Net charge-offs	$ 318	$ 408
Net charge-offs to average loans (annualized)	0.12%	0.18%

The following table depicts the level of the allowance for loan losses as of the dates presented:

	March 31,	December 31,	March 31,
(dollars in thousands)	2017	2016	2016
Allowance for loan losses	$ 10,952	$ 11,270	$ 10,936
Allowance for loan losses to period end loans	1.02%	1.09%	1.20%
Allowance for loan losses to nonaccrual loans	195.37%	217.53%	165.31%
Allowance for loan losses to nonperforming loans	159.24%	172.80%	141.25%

The following table depicts the level of nonperforming assets as of the dates presented:

	March 31,	December 31,	March 31,
(dollars in thousands)	2017	2016	2016
Nonaccrual loans	$ 5,606	$ 5,181	$ 6,616
Loans past due 90 days and accruing interest	1,272	1,341	1,127
Total nonperforming loans	$ 6,878	$ 6,522	$ 7,743
Other real estate owned ("OREO")	1,631	2,656	898
Total nonperforming assets	$ 8,509	$ 9,178	$ 8,641

Nonperforming assets to total loans and OREO	0.79%	0.89%	0.95%

The following tables present the change in the balances of OREO and nonaccrual loans for the three months ended March 31, 2017:

OREO:		Nonaccrual Loans:

(dollars in thousands)		(dollars in thousands)
Balance at December 31, 2016	$ 2,656	Balance at December 31, 2016	$ 5,181
Transfers from loans	525	Loans returned to accrual status	(1,494)
Capitalized costs	13	Net principal curtailments	(1,597)
Sales proceeds	(1,299)	Charge-offs	(277)
Impairment losses on valuation adjustments	(31)	Loan collateral moved to OREO	(365)
Loss on disposition	(233)	Loans placed on nonaccrual during period	4,158
Balance at March 31, 2017	$ 1,631	Balance at March 31, 2017	$ 5,606

In general, the modification or restructuring of a loan constitutes a troubled debt restructuring ("TDR") when we grant a concession to a borrower experiencing financial difficulty. The following table depicts the balances of TDRs as of the dates presented:

	March 31,	December 31,	March 31,
(dollars in thousands)	2017	2016	2016
Performing TDRs	$ 10,669	$ 10,441	$ 15,158
Nonperforming TDRs*	1,848	2,209	1,209
Total TDRs	$ 12,517	$ 12,650	$ 16,367

* Included in nonaccrual loans.

Forward Looking Statements

Certain statements contained in this release that are not historical facts may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended. In addition, certain statements may be contained in the Company's future filings with the Securities and Exchange Commission (the "SEC"), in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Exchange Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, income or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors, including those relating to products or services, the performance of portions of the Company's asset portfolio, employee initiatives and the anticipated financial impact of those initiatives, and the payment of dividends; (iii) statements of future financial performance and economic conditions; (iv) statements regarding the adequacy of the allowance for loan losses; (v) statements regarding the Company's liquidity; (vi) statements of management's expectations regarding future trends in interest rates, real estate values, business opportunities and economic conditions generally and in the Company's markets; (vii) statements regarding future asset quality, including expected levels of charge-offs; (viii) statements regarding potential changes to laws, regulations or administrative guidance; (ix) statements regarding strategic initiatives of the Company or the Bank and the results of these initiatives, including the pending merger (the "Merger") of the Company and Southern National, and the Company's initiative to reduce salaries and employee benefits expenses; and (x) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted," "continue," "remain," "will," "should," "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

  factors that adversely affect the Company's and the Bank's strategic and business initiatives, including, without limitation, changes in the economic or business conditions in the Company's markets;
  the possibility that any of the anticipated benefits of the Merger will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Southern National and the Company will be materially delayed or will be more costly or difficult than expected; the inability to complete the Merger due to the failure to obtain the required shareholder approvals; the failure to satisfy other conditions to completion of the Merger; the failure of the Merger to close for any other reason; the effect of the announcement of the Merger on customer relationships and operating results; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of Southern National and the Company;
  the Company's ability and efforts to assess, manage and improve its asset quality;
  the strength of the economy in the Company's target market area, as well as general economic, market, political, or business factors;
  changes in the quality or composition of the Company's loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers;
  concentrations in segments of the loan portfolio or declines in real estate values in the Company's markets;
  the effects of the Company's adjustments to the composition of its investment portfolio;
  the strength of the Company's counterparties;
  an insufficient allowance for loan losses;
  the Company's ability to meet the capital requirements of its regulatory agencies;
  changes in laws, regulations and the policies of federal or state regulators and agencies, including with respect to the implementation of the Basel III capital framework and related rules for calculating risk-weighted assets;
  changes in the interest rates affecting the Company's deposits and loans;
  the loss of any of the Company's key employees;
  failure, interruption or breach of any of the Company's communication or information systems, including those provided by external vendors;
  the effects of cyber-attacks or other security breaches;
  the Company's potential growth, including its entrance or expansion into new markets, the opportunities that may be presented to and pursued by it and the need for sufficient capital to support that growth;
  changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;
  the Company's ability to maintain internal control over financial reporting;
  the Company's ability to realize its deferred tax assets;
  the Company's ability to raise capital as needed by its business;
  the Company's reliance on secondary sources, such as Federal Home Loan Bank advances, sales of securities and loans, and federal funds lines of credit from correspondent banks to meet its liquidity needs; and
  other circumstances, many of which are beyond the Company's control.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this report. The Company does not undertake any steps to update any forward-looking statement that may be made from time to time by it or on its behalf. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the SEC.

Additional Information About the Merger and Where to Find It

Investors are urged to review carefully and consider all public filings by Southern National and Eastern Virginia with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Quarterly Reports on Form 10-Q, and their Current Reports on Form 8-K. The documents filed with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. The documents filed by Southern National with the SEC may also be obtained free of charge at Southern National's website at www.sonabank.com or by requesting them in writing to Southern National Bancorp of Virginia, Inc., 6830 Old Dominion Drive, McLean, Virginia 22101, Attention: Investor Relations. The documents filed by Eastern Virginia with the SEC may also be obtained free of charge at Eastern Virginia's website at www.evb.org or by requesting them in writing to Eastern Virginia Bankshares, Inc., 10900 Nuckols Road, Suite 325, Glen Allen, Virginia 23060, Attention: Investor Relations.

In connection with the proposed transaction, Southern National filed a registration statement on Form S-4 with the SEC on April 5, 2017 which included a joint proxy statement of Southern National and Eastern Virginia and a preliminary prospectus of Southern National. A definitive joint proxy statement/prospectus will be sent to the shareholders of each company seeking the required shareholder approvals. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and security holders of Southern National and Eastern Virginia are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction. Free copies of these documents may be obtained as described above.

Southern National, Eastern Virginia, and certain of their directors and executive officers may be deemed participants in the solicitation of proxies from Southern National and Eastern Virginia shareholders in connection with the proposed transaction. Information about the directors and officers of Southern National and their ownership of Southern National common stock is set forth in the definitive proxy statement for Southern National's 2016 annual meeting of shareholders, as previously filed with the SEC on March 21, 2016. Information about the directors and officers of Eastern Virginia and their ownership of Eastern Virginia common stock is set forth in the definitive proxy statement for Eastern Virginia's 2016 annual meeting of shareholders, as previously filed with the SEC on April 21, 2016. Investors may obtain additional information regarding the interests of such participants by reading the registration statement and the joint proxy statement/prospectus when they become available. Free copies of these documents may be obtained as described above.

Contact: R. Roderick Porter, President	Contact: Joe A. Shearin, President & CEO
Phone: 202-464-1130 ext. 2406	Phone: 804-528-4752
Southern National Bancorp of Virginia Inc.	Eastern Virginia Bankshares, Inc.
NASDAQ Symbol SONA	NASDAQ Symbol EVBS
Website: www.sonabank.com	Website: www.evb.org

Eastern Virginia Bankshares, Inc.	Contact: Adam Sothen
10900 Nuckols Road, Suite 325	Chief Financial Officer
Glen Allen, VA 23060	Voice: (804) 528-4753
Fax: (804) 270-1215

Selected Financial Information
(dollars in thousands, except per share data)	Three Months Ended March 31,
Statements of Income	2017	2016
Interest and dividend income	$ 14,013	$ 12,654
Interest expense	2,067	1,639
Net interest income	11,946	11,015
Provision for loan losses	-	17
Net interest income after provision for loan losses	11,946	10,998

Service charges and fees on deposit accounts	743	739
Debit card/ATM fees	417	397
Gain on sale of available for sale securities, net	2	65
Gain (loss) on sale of bank premises and equipment	8	(4)
Earnings on bank owned life insurance policies	150	159
Other operating income	242	195
Noninterest income	1,562	1,551

Salaries and employee benefits	5,790	5,248
Occupancy and equipment expenses	1,476	1,430
Telephone	263	208
FDIC expense	198	203
Consultant fees	155	222
Collection, repossession and other real estate owned	211	165
Marketing and advertising	233	461
Loss on sale of other real estate owned	233	1
Impairment losses on other real estate owned	31	-
Merger and merger related expenses	478	-
Other operating expenses	1,761	1,481
Noninterest expenses	10,829	9,419

Income before income taxes	2,679	3,130
Income tax expense	899	903
Net income	$ 1,780	$ 2,227
Net income per common share: basic and diluted	$ 0.10	$ 0.12

Selected Financial Information
(dollars in thousands, except per share data)	Three Months Ended March 31,
Selected Ratios	2017	2016
Return on average assets (annualized)	0.51%	0.70%
Return on average common shareholders' equity (annualized)	6.52%	8.34%
Net interest margin (tax equivalent basis)	3.66%	3.78%
Period End Balances
Investment securities	$ 266,380	$ 275,013
Loans, net of unearned income	1,071,456	908,950
Total assets	1,446,601	1,286,185
Total deposits	1,146,655	998,880
Total borrowings	158,811	149,925
Total shareholders' equity	132,943	130,514
Book value per common share	8.59	8.44
Average Balances
Investment securities	$ 261,238	$ 270,709
Loans, net of unearned income	1,042,747	895,742
Total earning assets	1,326,058	1,174,914
Total assets	1,418,572	1,275,249
Total deposits	1,092,601	989,145
Total borrowings	184,858	149,569
Total shareholders' equity	132,347	128,944
Asset Quality at Period End
Allowance for loan losses	$ 10,952	$ 10,936
Nonperforming assets	8,509	8,641
Net charge-offs	318	408
Net charge-offs to average loans (annualized)	0.12%	0.18%
Allowance for loan losses to period end loans	1.02%	1.20%
Allowance for loan losses to nonaccrual loans	195.37%	165.31%
Allowance for loan losses to nonperforming loans	159.24%	141.25%
Nonperforming assets to total assets	0.59%	0.67%
Nonperforming assets to total loans and other real estate owned	0.79%	0.95%
Other Information
Number of common shares outstanding - period end	13,112,393	13,093,135
Average common shares outstanding - basic	13,116,554	13,035,249
Average common shares outstanding - diluted	18,356,746	18,275,441